EXHIBIT 5

                                   KUTAK ROCK                      ATLANTA
                                  A PARTNERSHIP                    KANSAS CITY
                       INCLUDING PROFESSIONAL CORPORATIONS         LITTLE ROCK
                                   SUITE 2900                      NEWPORT BEACH
                             717 SEVENTEENTH STREET                NEW YORK
                           DENVER, COLORADO 80202-3329             OKLAHOMA CITY
                                 (303) 297-2400                    OMAHA
                            FACSIMILE (303) 292-7799               PHOENIX
                                                                   PITTSBURGH
                           http://www.kutakrock.com                WASHINGTON

                                  July 21, 1997


Franchise Finance Corporation
  of America
The Perimeter Center
17207 North Perimeter Drive
Scottsdale, AZ 85255


                  Re:  $150,000,000 Medium-Term Notes Due Nine Months or More
                           From Date of Issue

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 33-62629), as amended (the "Registration Statement"), filed by Franchise Finance Corporation of America (the "Company"), with the Securities and Exchange Commission in connection with the registration of $500,000,000 aggregate offering price of securities. Further, we have acted as your counsel in connection with the preparation of the related Prospectus dated July 21, 1997 (the "Prospectus"), and the Prospectus Supplement dated July 21, 1997 (the "Prospectus Supplement") relating to the issuance of up to $150,000,000 Medium-Term Notes Due Nine Months or More From the Date of Issue (the "Medium-Term Notes"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and registration, and in the preparation for the issuance and sale, of the Medium-Term Notes.

         For the purpose of rendering this opinion, we have examined such corporate records, certificates and other documents of the Company, and have made such investigations of law as we deemed necessary or appropriate and we are familiar with the procedures taken or proposed to be taken by the Company in connection with the issuance and sale of the Medium-Term

Notes. We have examined the Registration Statement, the Prospectus and the Prospectus Supplement. Except as otherwise indicated herein, all terms defined in the Registration Statement, Prospectus and Prospectus Supplement are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (i) that no stop orders relating to the Registration Statement have been issued by the Securities and Exchange Commission from the date of this opinion to the date of the issuance and sale of the Medium- Term Notes; (ii) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (iii) the due authorization, execution and delivery of the Indenture by the Trustee; (iv) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; (v) that the Medium-Term Notes will be duly executed, authenticated and delivered in accordance with the provisions of the Indenture and related corporate documents; and (vi) the due receipt of payment of the purchase price for the Medium-Term Notes.

         On the basis of and subject to the foregoing, it is our opinion that the Medium-Term Notes will, upon issuance and sale thereof in the manner referred to in the Registration Statement, Prospectus and Prospectus Supplement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and will be entitled to the benefits of the Indenture.

         This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.


                                        Respectfully submitted,

                                        /s/ Kutak Rock

                                        Kutak Rock